Exhibit 99.1

Alight Completes Sale of Payroll and Professional Services Business

Company to post webcast on July 18th to accompany pro forma disclosures

Chicago, Ill. – July 12, 2024 – Alight, Inc. (NYSE: ALIT or the “Company”), a leading cloud-based human capital technology and services provider, today announced that it has closed the previously announced sale of its Professional Services segment and its Payroll & HCM Outsourcing businesses within the Employer Solutions segment (the “Payroll & Professional Services business”) to an affiliate of H.I.G. Capital. The sale of the Payroll & Professional Services business, which will operate as an independent business and has been renamed Strada, includes a transaction value of up to $1.2 billion, in the form of upfront gross proceeds of $1 billion in cash and up to $200 million in seller notes, of which $150 million is contingent upon Strada reaching certain 2025 financial targets, which are substantially in line with current performance levels.

As previously discussed, the Company anticipates using the majority of its initial net proceeds to reduce its debt, resulting in a pro forma net leverage ratio of below three times. The remaining proceeds and future cash flow generation are expected to be used for share repurchases and for general corporate purposes.

“Today’s announcement represents a strategic milestone that will accelerate Alight’s transformation toward a simplified and focused platform company for employee wellbeing and benefits,” said Chief Executive Officer Stephan Scholl. “I am pleased with the tremendous collaboration across both organizations in accomplishing this pivotal transaction and commencing our strategic partnership with substantial momentum while preserving our client value proposition. Together, we will continue to keep our clients front and center, delivering improved cost, experience and productivity outcomes for organizations and their valued employees.”

“Culminating in today’s announcement, Alight is now embarking on its next chapter as a simplified company with even greater agility and a renewed focus on its sophisticated proprietary technology,” said Chair of the Board William P. Foley, II. “This strategic transaction unlocks great potential for a streamlined Alight to drive sustainable, profitable growth and shareholder value over the long-term.”

Webcast Details

Alight expects to disclose its historic pro forma results for the continuing business four days after the completion of the transaction.

In conjunction with the disclosure, Alight will post a webcast to the Events and Presentations section of the Company’s Investor Relations website at 8:30 a.m. (ET) on July 18, 2024, during which management will review supplemental materials regarding the close of the transaction.

About Alight Solutions

Alight is a leading cloud-based human capital technology and services provider for many of the world’s largest organizations. Through the administration of employee benefits, Alight powers confident health, wealth, leaves and wellbeing decisions for 35 million people and dependents. Our Alight Worklife® platform empowers employers to gain a deeper understanding of their workforce and engage them throughout life’s most important moments with personalized benefits management and data-driven insights, leading to increased employee wellbeing, engagement and productivity. Learn how Alight unlocks growth for organizations of all sizes at alight.com.

About Strada

Strada is a global leader in full-lifecycle human capital management and payroll technology and services. With over 8,000 employees across the world, the Company provides an end-to-end offering of technology and services, including U.S. and multi-country global payroll, HR administration & outsourced services, and cloud technology advisory, deployment & application managed services. Through its differentiated breadth of services, proprietary technology, and decades-long commitment to innovation, Strada delivers mission-critical solutions to enterprise clients across 185 countries. For more information, visit stradaglobal.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding the anticipated benefits of the sale of our Payroll and Professional Services business to an affiliate of H.I.G. Capital (including the achievement of our financial objectives), support plans, opportunities, anticipated future performance and statements regarding our use of proceeds and expected stock buyback programs. In some cases, these forward-looking statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks related to declines in economic activity in the industries, markets, and regions our clients serve, including as a result of elevated interest rates or changes in monetary and fiscal policies, competition in our industry, risks related to the performance of our information technology systems and networks, risks related to our ability to maintain the security and privacy of confidential and proprietary information, risks related to actions or proposals from activist stockholders, risks related to the ability to meet the contingent payment conditions of the seller note, and risks related to changes in regulation, including developments on the use of artificial intelligence and machine learning. Additional factors that could cause Alight’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of Alight’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on February 29, 2024, as such factors may be updated from time to time in Alight's filings with the SEC, which are, or will be, accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be considered along with other factors noted in this presentation and in Alight’s filings with the SEC. Alight undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

Included in this press release are certain non-GAAP financial measures, such as Net Leverage Ratio, designed to complement the financial information presented in accordance with U.S. GAAP because management believes Net Leverage Ratio is useful to investors. This non-GAAP financial measure should be considered only as supplemental to, and not superior to, financial measures provided in accordance with GAAP.

Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures, including our anticipated Net Leverage Ratio following the completion of the transaction.

Investors:

Jeremy Cohen

Investor.Relations@alight.com

Media:

Mariana Fischbach

mariana.fischbach@alight.com